Exhibit 99.1

UDR Prices $400 Million of Senior Unsecured Notes Due 2022

Company Release - 01/05/2012 18:09

DENVER—(BUSINESS WIRE)— UDR, Inc. (NYSE: UDR) announced today that it has priced a $400 million offering of 4.625% senior unsecured notes under its existing shelf registration statement. Interest is payable semiannually on January 10 and July 10 with the first interest payment due July 10, 2012. The notes will mature on January 10, 2022. The notes were priced at 99.100% of the principal amount plus accrued interest from January 10, 2012 to yield 4.739% to maturity.

The notes are fully and unconditionally guaranteed by United Dominion Realty, L.P.

The Company expects to use the net proceeds for general corporate purposes, including the repayment of $100,000,000 aggregate principal amount of 5.00% senior unsecured notes due 2012. The settlement of the offering is expected to occur on January 10, 2012.

Citigroup and J. P. Morgan were the joint book-running managers for the offering. Credit Suisse and Morgan Keegan were the co-managers for the offering.

Copies of the prospectus supplement and prospectus relating to the offering may be obtained by contacting Citigroup, Attention: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn, New York 11220, toll free at 1-800-831-9146, or J.P. Morgan, 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk, 3rd Floor, telephone collect at 212-834-4533.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 400 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of September 30, 2011, UDR owned or had an ownership position in 62,037 apartment homes including 2,255 homes under development. For over 39 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. Additional information can be found on the Company’s website at www.udr.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian ParkSM development, expectations concerning the joint venture with MetLife, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and the Company’s prospectus supplement dated September 1, 2011 and the accompanying prospectus dated September 1, 2011. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

This release and these forward-looking statements include UDR’s analysis and conclusions and reflect UDR’s judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.

UDR, Inc. David Messenger, 720-283-6120    DMessenger@udr.com

Source: UDR, Inc.